Exhibit 32

CERTIFICATION OF PERIODIC REPORT

I, Michael J. Antonoplos, Chief Executive Officer of Biofield Corp. and I, Joseph Repko, Chief Financial Officer of Biofield Corp. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2007	By: /s/ Michael J. Antonoplos Michael J. Antonopolos (Chief Executive Officer)
Date: November 19, 2007	By: /s/ Joseph Repko Joseph Repko (Chief Financial Officer)